Exhibit No. 10.30

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AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

GUARANTY OF LEASE

WHEREAS, H & M PROPERTIES, a business name for VHEM, LLC, a California limited liability company, hereinafter “Lessor,” and Skurka Aerospace Inc. a Delaware corporation, hereinafter “Lessee,” are about to execute a document entitled “Standard Industrial/Commercial Single-Tenant Lease – Net” dated December 31, 2004 (“Lease”) concerning the premises as more particularly described in the Lease, wherein Lessor will lease the premises to Lessee, and

WHEREAS, TRANSDIGM, INC., a Delaware corporation, hereinafter “Guarantor,” has a financial interest in Lessee, and

WHEREAS, Lessor would not execute the Lease if Guarantor did not execute and deliver to Lessor this Guaranty of Lease.

NOW THEREFORE, in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantor hereby unconditionally and irrevocably guarantees the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease.

It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantor.

This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

No notice of default need be given to Guarantor, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantor following any applicable breach or default by Lessee or for the enforcement of all applicable rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity with respect to the nonpayment of rent and all other sums payable by Lessee under said Lease.

Lessor shall have the right to proceed against Guarantor hereunder following any applicable breach or default by Lessee with respect to the nonpayment of rent and all other sums payable by Lessee under said Lease without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantor.

Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to

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any default, any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantor, and (g) any right of subrogation.

Guarantor does hereby subrogate all existing or future indebtedness of Lessee to Guarantor to the obligations owed to Lessor under the Lease and this Guaranty.

The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require Guarantor hereunder to do and provide the same.

The term “Lessor” refers to and means the Lessor named in the Lease and also Lessor’s successors and assigns. So long as Lessor’s interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of Lessor’s interest shall affect the continuing obligation of Guarantor under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

The term “Lessee” refers to and means the Lessee named in the Lease and also Lessee’s successors and assigns.

In the event any action be brought by said Lessor against Guarantor hereunder to enforce the obligation of Guarantor hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney’s fee which shall be fixed by the court.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 31st day of December, 2004.

GUARANTOR:

TRANSDIGM INC., a Delaware corporation

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Chief Financial Officer

Address:

TransDigm Inc. Tower at Erie View 1310 East Ninth Street, Suite 3710 Cleveland, Ohio 44114 Attn: W. Nicholas Howley, CEO